================================================================================

       As filed with the Securities and Exchange Commission on June 5, 2001

                                                   REGISTRATION NO. 333-60656
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            -------------------------


                                 PRE-EFFECTIVE

                               AMENDMENT NO. 1 TO

                                    FORM S-3


                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                            -------------------------

                          WEBSTER FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

             DELAWARE                             06-1187536
     (State of Incorporation)       (I.R.S. Employer Identification Number)

                                  WEBSTER PLAZA
                               WATERBURY, CT 06702
                                 (203) 753-2921
                    (Address of principal executive offices)

                                WILLIAM J. HEALY
                          EXECUTIVE VICE PRESIDENT AND
                             CHIEF FINANCIAL OFFICER
                          WEBSTER FINANCIAL CORPORATION
                                 145 BANK STREET
                               WATERBURY, CT 06702
                                 (203) 578-2335
                     (Name and address of agent for service)

                            -------------------------

                                   Copies to:
                              STUART G. STEIN, ESQ.
                             HOGAN & HARTSON L.L.P.
                           555 THIRTEENTH STREET, N.W.
                           WASHINGTON, D.C. 20004-1109
                                 (202) 637-8575

                            -------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _______________

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                            -------------------------



                            -------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

PROSPECTUS

                                  28,652 SHARES

                          WEBSTER FINANCIAL CORPORATION

                          WATERBURY, CONNECTICUT 06702
                                 (203) 753-2921

                                  COMMON STOCK

         The selling shareholders named in this prospectus may offer and sell up to 28,652 shares of Webster common stock. Webster issued the shares of common stock to the selling shareholders in connection with its acquisition of Musante Reihl Associates, Inc. and Webster is registering the resale of the offered shares as required by the terms of its agreements with the selling shareholders.

         The selling shareholders may offer and sell their shares from time to time on the Nasdaq Stock Market or in private transactions at prevailing market prices or at privately negotiated prices. The registration statement of the offered shares does not necessarily mean that the shares will be offered or sold by the selling shareholders. Although Webster will incur expenses of approximately $10,200 in connection with registering the shares, Webster will not receive any of the proceeds from a sale of the shares by the selling shareholders. The selling shareholders, however, are responsible for their own brokerage commissions and similar expenses.


         Webster common stock is listed on the Nasdaq Stock Market National Market under the symbol "WBST." On June 4, 2001, the last reported sale price of Webster common stock on the Nasdaq was $31.75 per share.


                                 --------------

        INVESTING IN WEBSTER FINANCIAL CORPORATION STOCK INVOLVES RISKS.
   SEE "RISK FACTORS" BEGINNING ON PAGE 2 BEFORE PURCHASING THE COMMON STOCK.

                                 ---------------

                  NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

                                 ---------------

         The selling shareholders may from time to time offer and sell all or a portion of the offered shares in transactions on Nasdaq or any other national securities exchange or quotation service on which the offered shares are listed or quoted at the time of the sale, in the over-the-counter market, in negotiated transactions or otherwise, at prices then prevailing or related to the then-current market price or at negotiated prices. The offered shares may be sold directly or through agents or broker-dealers acting as principal or agent, or in block trades or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. To the extent required, the names of any agents or broker-dealers and applicable commissions or discounts and any other required information with respect to any particular offer will be set forth in this prospectus under the caption "Plan of Distribution" or in any accompanying prospectus supplement. The selling shareholders reserve the right to accept or reject, in whole or in part, any proposed purchase of the offered shares to be made directly or through agents. The selling shareholders and any agents or broker-dealers participating in the distribution of the offered shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any profit on the sale of offered shares by the selling shareholders and any commissions received by any agents or broker-dealers may be deemed to be underwriting commissions or discounts under the Securities Act.


                  The date of this prospectus is June 5, 2001.

                                  RISK FACTORS

         An investment in our common stock involves certain risks. To understand these risks and to evaluate an investment in our common stock, you should read this entire prospectus, including the following risk factors.

OUR BUSINESS STRATEGY OF GROWTH THROUGH ACQUISITIONS COULD HAVE AN IMPACT ON OUR EARNINGS AND RESULTS OF OPERATIONS THAT MAY NEGATIVELY IMPACT THE VALUE OF YOUR STOCK

         Since 1991, we have experienced significant growth, primarily as a result of acquiring financial institutions and branches, and other financial services companies. Although our business strategy emphasizes internal expansion combined with acquisitions, there can be no assurance that, in the future, we will successfully identify suitable acquisition candidates, complete acquisitions, successfully integrate acquired operations into our existing operations or expand into new markets. Further, there can be no assurance that acquisitions will not have an adverse effect upon our operating results while the operations of the acquired businesses are being integrated into our operations. In addition, once integrated, acquired operations may not achieve levels of profitability comparable to those achieved by our existing operations, or otherwise perform as expected. Further, transaction-related expenses may adversely effect our earnings. These adverse effects on our earnings and results of operations may have a negative impact on the value of your stock.

CHANGES IN INTEREST RATES COULD IMPACT OUR EARNINGS AND RESULTS OF OPERATIONS WHICH COULD NEGATIVELY IMPACT THE VALUE OF YOUR STOCK

         Our consolidated results of operations depend to a large extent on the level of our net interest income, which is the difference between interest income from interest-earning assets, such as loans and investments, and interest expense on interest-bearing liabilities, such as deposits and borrowings. If interest-rate fluctuations cause the cost of interest-bearing liabilities to increase faster than the yield on interest-earning assets, Webster's net interest income will decrease.

         Webster measures its interest-rate risk using simulation analyses with particular emphasis on measuring changes in the market value of portfolio equity and changes in net interest income in different interest-rate environments. The simulation analyses incorporate assumptions about balance sheet changes, such as asset and liability growth, loan and deposit pricing and changes due to the mix and maturity of such assets and liabilities. Other key assumptions relate to the behavior of interest rates and spreads, prepayments of loans and the run-off of deposits. These assumptions are inherently uncertain and, as a result, the simulation analyses cannot precisely estimate the impact that higher or lower rate environments will have on net interest income. Actual results will differ from simulated results due to timing, magnitude and frequency of interest rate changes, changes in cash flow patterns and market conditions, as well as changes in management's strategies.


         Based on Webster's asset/liability mix at March 31, 2001, the simulation analysis of the effects of changing interest rates projected that an instantaneous 100 basis point increase in interest rates would decrease Webster's net interest income for the following twelve months by approximately $82.3 million or 0.77% and an instantaneous 100 basis point decrease would increase Webster's net interest income for the following twelve months by $19.7 million or 0.18%. Based on the asset-liability mix at such date, management believes that the interest-rate risk is reasonable.


         While Webster uses various monitors of interest-rate risk, Webster is unable to predict future fluctuations in interest rates or the specific impact thereof. The market values of most of our financial assets are sensitive to fluctuations in market interest rates. Fixed-rate investments, mortgage-backed securities and mortgage loans typically decline in value as interest rates rise. Prepayments on mortgage-backed securities may adversely affect the value of such securities and the interest income generated by them.

         Changes in interest rates can also affect the amount of loans that we originate, as well as the value of our loans and other interest-earning assets and our ability to realize gains on the sale of such assets and liabilities. Prevailing interest rates also affect the extent to which our borrowers prepay their loans. When interest rates increase, borrowers are less likely to prepay their loans, and when interest rates decrease, borrowers are more likely to prepay loans. Funds generated by prepayments might be invested at a less favorable interest rate. Prepayments may adversely affect the value of mortgage loans, the levels of such assets that we retain in our portfolio, net interest income and loan servicing income.

         Increases in interest rates might cause depositors to shift funds from accounts that have a comparatively lower cost, such as regular savings accounts, to accounts with a higher cost, such as certificates of deposit. If the cost of interest-bearing deposits increases at a rate greater than the yields on interest-earning assets increase, the net interest income will be negatively affected. Changes in the asset and liability mix may also affect the net interest income.

WE MAY NOT PAY YOU DIVIDENDS IF WE ARE NOT ABLE TO RECEIVE DIVIDENDS FROM OUR SUBSIDIARY WEBSTER BANK

         Cash dividends from Webster Bank and our liquid assets are our principal sources of funds for paying cash dividends on our common stock. Unless we receive dividends from Webster Bank or choose to use our liquid assets, we may not be able to pay you dividends. Webster Bank's ability to pay us dividends is subject to its ability to earn net income and to meet certain regulatory requirements.

                  FORWARD LOOKING STATEMENTS IN THIS PROSPECTUS

         We have made forward-looking statements in this document, and in documents that we incorporate by reference. These kinds of statements are subject to risks and uncertainties. Forward-looking statements include the information concerning possible or assumed future results of our operations. Words such as believes, expects, anticipates or similar expressions, indicate forward-looking statements.

         You should note that many factors, some of which are discussed elsewhere in this document and in the documents that we incorporate by reference, could affect our future financial results and could cause those results to differ materially from those expressed in our forward-looking statements. These factors include the following:

         o        the effect of economic conditions;
         o inability to realize expected cost savings in connection with business combinations and other acquisitions;
         o higher than expected costs related to integration of combined or merged businesses;
         o        deposit attrition;
         o        adverse changes in interest rates;
         o change in any applicable law, rule, regulation or practice with respect to tax or accounting issues or otherwise; and
         o        adverse changes or conditions in capital or financial markets.

         The forward-looking statements are made as of the date of this prospectus, and we assume no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

                       ABOUT WEBSTER FINANCIAL CORPORATION

         Webster is a Delaware corporation and the holding company of Webster Bank, a federal savings bank subsidiary. Both Webster and Webster Bank are headquartered in Waterbury, Connecticut. Deposits at Webster Bank are insured by the Federal Deposit Insurance Corporation. Through Webster Bank, we currently serve customers from over 114 banking offices and other offices and more than 200 ATMs located in Hartford, New Haven, Fairfield, Litchfield and Middlesex Counties in Connecticut, and the Internet (www.websterbank.com). Webster delivers financial services to individuals, families and businesses primarily in Connecticut and financial advisory services to public and private companies throughout the United States. Through a number of recent acquisitions of other financial services firms, including banks and thrifts, a trust company and an insurance firm, Webster has established a leading position in the banking, trust and investment services market in Connecticut. Webster's online mortgage subsidiary, Nowlending, LLC at www.nowlending.com originates residential mortgages throughout the United States.


         At March 31, 2001, we had total consolidated assets of approximately $11.7 billion, total deposits of approximately $6.9 billion and shareholders' equity of approximately $925 million or 7.9% of total assets.


         Our principal executive office is located at 145 Bank Street, Waterbury, Connecticut 06702, and our telephone number is (203) 753-2921. Webster Bank maintains a home page on the Internet at http://www.websterbank.com.

                           NO PROCEEDS TO THE COMPANY

         Webster will not receive any of the proceeds from sales of shares by the selling shareholders. Most of the costs and expenses incurred in connection with the registration under the Securities Act of the offered shares will be paid by Webster. The selling shareholders will pay any brokerage fees and commissions, fees and disbursements of legal counsel for the selling shareholder and share transfer and other taxes attributable to the sale of the offered shares.

                              SELLING SHAREHOLDERS

         On January 5, 2001, Webster acquired Musante Reihl Associates, Inc. ("Musante"). As part of that acquisition, Webster issued 28,652 shares of our common stock to former shareholders of Musante in exchange for their shares of common stock of Musante in a private placement transaction exempt from registration under the Securities Act. Webster has registered all of the 28,652 shares under the Securities Act pursuant to the terms of the acquisition agreement. As part of the acquisition, Musante was merged into Damman Insurance Associates, Inc. ("Damman"), Webster's wholly-owned subsidiary. Thomas Musante and Heather Reihl, two of the selling shareholders, are employees of Damman.


         The selling shareholders received the offered shares in private placement transactions. Since the selling shareholders may sell all, some or none of their shares, Webster cannot estimate the number of shares that will be sold by the selling shareholders or that will be owned by the selling shareholders upon completion of the offering. The offered shares represent approximately .00058% of the total number of shares of Webster's common stock outstanding as of June 4, 2001.


Name of Selling Stockholder                 Number of Shares Owned            Number of Shares Offered
---------------------------                 ----------------------            ------------------------
Thomas Musante                                     11,747                              11,747
Heather Reihl                                      14,040                              14,040
Patricia Musante                                    2,865                               2,865
                                                   ------                              ------
   Total                                           28,652                              28,652

                              PLAN OF DISTRIBUTION

         The selling shareholders may offer all or part of their shares of common stock from time to time in transactions on the Nasdaq Stock Market, in privately negotiated transactions, through the writing of options on the common stock or a combination of such methods of sale. The shares of common stock may be offered at fixed prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The methods by which the shares may be sold or distributed may include, but are not limited to, the following:

         o a cross or block trade in which the broker-dealer engaged by the selling shareholder will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

         o an exchange distribution in accordance with the rules of the NASD;

         o ordinary brokerage transactions and transactions in which the broker solicits purchasers;

         o        privately negotiated transactions;

         o short sales or borrowings, returns and reborrowings of the shares pursuant to stock loan agreements to settle short sales;

         o delivery in connection with the issuance of securities by issuers, other than us, that are exchangeable for, whether on an optional or mandatory basis, or payable in, such shares, whether such securities are listed on a national securities exchange or otherwise, or pursuant to which such shares may be distributed; and

         o        underwritten transactions.

         In effecting sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate in such sales. Brokers or dealers may receive commissions or discounts from the selling shareholders or from the purchasers in amounts to be negotiated immediately prior to the sale. The selling shareholders may also sell such shares in accordance with Rule 144 under the Securities Act. If the shares are sold in an underwritten offering, then the shares may be acquired by the underwriters for their own account and may be further resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The names of the underwriters with respect to any such offering and the terms of the transactions, including any underwriting discounts, concessions or commissions and other items constituting compensation of the underwriters and broker-dealers, if any, will be set forth in a prospectus supplement relating to such offering. Any public offering price and any discounts, concessions or commissions allowed or reallowed or paid to broker-dealers may be changed from time to time. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase the shares will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the shares specified in such prospectus supplement if any such shares are purchased. This prospectus also may be used by donees of the selling shareholders or by other persons acquiring shares of the common stock, including brokers who borrow the shares to settle short sales of shares of the common stock and who wish to offer and sell such shares under circumstances requiring or making use of the prospectus desirable.

         From time to time the selling shareholders may engage in short sales, short sales against the box, puts, calls and other transactions in securities of us or derivatives thereof, and may sell and deliver shares of common stock in connection therewith. From time to time the selling shareholders may also pledge their shares of common stock pursuant to the margin provisions of their respective customer agreements with their respective brokers or otherwise. Upon a default by a selling stockholder, the broker or pledgees may offer and sell the pledged shares of common stock from time to time.

         The selling shareholders and any broker-dealers who act in connection with the sale of the shares of common stock offered pursuant to this prospectus may be deemed to be "underwriters" as that term is defined in the Securities Act, and any commissions received by them and profit on any resale of the common stock as principal might be deemed to be underwriting discounts and commissions under the Securities Act.

         Webster has agreed to pay all expenses in connection with the registration under the Securities Act of the offered shares, including:

         o        all registration and filing fees,

         o        printing expenses, and

         o        fees and disbursements of counsel and accountants for Webster.

The selling shareholders, however, are responsible for their own brokerage commissions and similar expenses.

         The selling shareholders will pay any brokerage fees and commissions, fees and disbursements of legal counsel for the selling shareholders and stock transfer and other taxes attributable to the sale of the offered shares. Webster also has agreed to indemnify each of the selling shareholders and their respective officers, directors and trustees and each person who controls, within the meaning of the Securities Act, against losses, claims, damages, liabilities and expenses arising under the securities laws in connection with this offering. The selling shareholders have agreed to indemnify Webster, its officers and each person who controls, within the meaning of the Securities Act, against any losses, claims, damages, liabilities and expenses arising under the securities laws in connection with this offering with respect to written information furnished Webster by the selling shareholders.

                       WHERE YOU CAN FIND MORE INFORMATION

         We are subject to the informational requirements of the Securities Exchange Act of 1934 and file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the Public Reference Room of the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, we file many of our documents electronically with the SEC, and you may access those documents over the Internet. The SEC maintains a "web site" that contains reports, proxy and information statements and other information regarding issuers that file electronically at "http://www.sec.gov."

         Webster common stock is quoted on the Nasdaq Stock Market's National Market Tier under the symbol "WBST." You can inspect any reports, proxy statements and other information Webster files with Nasdaq at the offices of Nasdaq, 9801 Washingtonian Boulevard, Gaithersburg, MD 20878.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC allows Webster to "incorporate by reference" information into this prospectus. That means that Webster can disclose important information to you by referring you to another document filed separately with the SEC. The information that Webster incorporates by reference is considered a part of this prospectus, except for any information superseded by information presented in this prospectus. This prospectus incorporates important business and financial information about us and our subsidiaries that is not included in or delivered with this prospectus. This prospectus incorporates by reference the documents listed below that Webster has filed with the SEC:


                  FILINGS                                     PERIOD OF REPORT OR DATE FILED
                  -------                                     ------------------------------
o        Annual Report on Form 10-K                           Year ended December 31, 2000
o        Quarterly Report on Form 10-Q                        For the quarter ended March 31, 2001
o        Current Report on Form 8-K                           Filed February 6, 2001
o        For a description of Webster common stock
         -        Form 8-A                                    Filed December 2, 1986
         -        Current Report on Form 8-K                  Filed October 30, 1998
         -        Current Report on Form 8-K                  Filed November 25, 1996
         -        Current Report on Form 8-K                  Filed February 12, 1996


         These documents are available without charge to you if you call or write to James M. Sitro, Senior Vice President, Webster Financial Corporation, Webster Plaza, Waterbury, Connecticut 06702, or telephone (203) 578-2399.

         All reports and other documents filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the effective date of the registration statement and prior to the termination of this offering shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated by reference herein shall be deemed modified or superseded for purposes of this prospectus to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

         You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. Webster has not authorized anyone to provide you with information that is different, and, if given or made, such information must not be relied upon as having been authorized by us. Neither the delivery of this prospectus at any time nor any sale made hereunder shall, under any circumstances, imply that the information in this prospectus is correct as of any date after the date on the front of this prospectus. This prospectus shall not constitute an offer to sell or a solicitation of an offer to buy by any person in any jurisdiction in which it is unlawful for such person to make such offer or solicitation.

                                  LEGAL MATTERS

         Hogan & Hartson L.L.P., Washington, D.C. has passed upon the validity of the common stock offered pursuant to this prospectus.


                                     EXPERTS

         The consolidated financial statements of Webster as of December 31, 2000 and 1999 and for each of the years in the three-year period ended December 31, 2000 have been incorporated by reference in this prospectus and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, which is incorporated by reference in this prospectus and in the registration statement and upon the authority of said firm as experts in accounting and auditing.

NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY WEBSTER OR THE SELLING SHAREHOLDER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF ANY OFFER TO BUY, THE OFFERED SHARES, IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY OFFER OR SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF WEBSTER SINCE THE DATE HEREOF.

                              ---------------------

                                TABLE OF CONTENTS


                                                                            PAGE
--------------------------------------------------------------------------------

Risk Factors.................................                                 2
Forward-Looking Statements in This
     Prospectus..............................                                 4
About Webster Financial Corporation..........                                 4
No Proceeds to the Company...................                                 4
Selling Shareholders.........................                                 5
Plan of Distribution.........................                                 5
Where You Can Find More Information..........                                 8
Incorporation of Certain Documents by
     Reference ..............................                                 8
Legal Matters................................                                 9
Experts......................................                                 9

                                  28,652 SHARES

                          WEBSTER FINANCIAL CORPORATION

                                  COMMON STOCK






--------------------------------------------------------------------------------

                                   PROSPECTUS

--------------------------------------------------------------------------------











                                 June 5, 2001

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the estimated fees and expenses payable by Webster in connection with the issuance and distribution of the securities being registered:

     Registration Fee...................................................................     $       200
     Printing and Duplicating Expenses..................................................             500
     Legal Fees and Expenses............................................................           5,000
     Blue Sky Fees......................................................................             500
     Accounting Fees and Expenses.......................................................           3,500
     Miscellaneous......................................................................             500

         Total..........................................................................     $    10,200
                                                                                              ==========


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Reference is made to the provisions of Article 6 of Webster's Second Restated Certificate of Incorporation and the provisions of Article 9 of the Bylaws, as amended.

         Webster is a Delaware corporation subject to the applicable indemnification provisions of the General Corporation Law of the State of Delaware (the "DGCL"). Section 145 of the DGCL provides for the indemnification, under certain circumstances, of persons who are or were directors, officers, employees or agents of the corporation, or are or were serving at the request of the corporation in such a capacity with another business organization or entity, against expenses, judgments, fines and amounts paid in settlement in actions, suits or proceedings, whether civil, criminal, administrative, or investigative, brought or threatened against or involving such persons because of such person's service in any such capacity. In the case of actions brought by or in the right of the corporation, Section 145 provides for indemnification only of expenses, and only upon a determination by the Court of Chancery or the court in which such action or suit was brought that, in view of all of the circumstances of the case, such person is reasonably and fairly entitled to indemnity for such expenses.

         Webster's Bylaws provide for indemnification of officers, directors, trustees, employees and agents of the Company, and for those serving in such roles with other business organizations or entities, in the event that such person was or is made a party to, or is threatened to be made a party to, any civil or criminal action, suit, or proceeding by reason of the fact that such person is or was serving in such a capacity for or on behalf of the registrant. Webster will indemnify any such person against expenses, including attorneys' fees, judgments, fines, penalties and amounts paid in settlement if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to Webster's best interest, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similarly, Webster will indemnify such persons for expenses reasonably incurred and settlements reasonably paid in actions, suits, or proceedings brought by Webster or in Webster's right, if such person acted in good faith and in a manner such person reasonably believed to be in Webster's best interests; provided, however, that no indemnification shall be made against expenses in respect of any claim, issue, or matter as to which such person is adjudged to be liable to Webster or against amounts paid in settlement unless and only to the extent that there is a determination made by the appropriate party set forth in Webster's Bylaws that the person to be indemnified is, in view of the circumstances of the case, fairly and reasonably entitled to indemnity for such expenses or amounts paid in settlement. In addition,

Webster may purchase and maintain insurance on behalf of any person who is or was a director, officer, trustee, employee, or agent of Webster or is acting in such capacity for another business organization or entity at Webster's request, against such person and incurred in such capacity, or arising out of such person's status as such, whether or not Webster would have the power or obligation to indemnify him against such liability under the provisions of
Article 9 of the Bylaws.

         Article 6 of Webster's Second Restated Certificate of Incorporation provides that no director will be liable to Webster or Webster's shareholders for monetary damages for breach of fiduciary duty as a director other than liability for breach of such director's duty of loyalty, for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, for any payment of a divided or approval of a stock repurchase illegal under Section 174 of the Delaware General Corporation Law, or for any transaction from which the director derived an improper personal benefit.

         The foregoing indemnity and insurance provisions have the effect of reducing directors' and officers' exposure to personal liability for actions taken in connection with their respective positions.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Webster pursuant to the foregoing provisions, or otherwise, Webster has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Webster of expenses incurred or paid by a director, officer or controlling person of Webster in the successful defined of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Webster will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

ITEM 16.  EXHIBITS

         The following Exhibits are filed herewith or incorporated herein by reference:


      EXHIBIT
         NO.                                                       DESCRIPTION
         4.1      Second Restated Certificate of Incorporation (filed as Exhibit 3.1 to the Corporation's Annual Report on Form 10-K
                  for the fiscal year ended December 31, 1999 and incorporated herein by reference).

         4.2      Certificate of Amendment to the Second Restated Certificate of Incorporation (filed as Exhibit 3.2 to the
                  Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 and incorporated herein by reference).

         4.3      Bylaws, as amended (filed as Exhibit 3 to the Corporation's Quarterly Report on Form 10-Q filed with the SEC on
                  August 13, 1999 and incorporated herein by reference).

         4.4      Specimen common stock certificate for Webster's common stock (filed as Exhibit 4.1 to the Corporation's
                  Registration Statement on Form S-3 (File No. 333-81563) filed with the SEC on June 25, 1999 and incorporated herein by reference).

         5        Opinion of Hogan & Hartson L.L.P. as to the validity of the shares being registered.*

         23.1     Consent of Hogan & Hartson L.L.P. (included in Exhibit 5).*

         23.2     Consent of KPMG LLP.

         24       Power of Attorney (included on signature page).

------------
*Previously filed on Form S-3, filed with the SEC on May 10, 2001.


ITEM 17. UNDERTAKINGS.

         (a)      Webster hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                                    section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Webster hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Webster's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Webster hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), Webster undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

         (d) Webster undertakes that every prospectus (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (e) The undertaking concerning indemnification is included as part of the response to Item 20.

         (f) Webster hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         (g) Webster hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Waterbury, Connecticut, on June 5, 2001.


                                      WEBSTER FINANCIAL CORPORATION
                                                (Registrant)


                                      By:       /s/ James C. Smith
                                          -------------------------------------
                                          James C. Smith
                                          Chairman and Chief Executive Officer


                                POWER OF ATTORNEY

         Each individual whose signature appears below hereby constitutes and appoints James C. Smith and Harriet M. Wolfe, and each and either of them, such individual's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign a registration statement on Form S-3 with the U.S. Securities and Exchange Commission (the "SEC") in connection with the transaction among Webster Financial Corporation, Damman Associates, Inc. and Musante Reihl Associates, Inc., or any registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, including, without limitation, any and all amendments thereto, and to file the same with the SEC, with all exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them or any substitute therefor, may lawfully do or cause to be done by virtue hereof.

         This Power of Attorney is valid as of its execution, until its withdrawal.


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 5th day of June, 2001.


/s/ James C. Smith
------------------------------
James C. Smith                  Chairman and Chief Executive Officer
                                (Principal Executive Officer) and Director


/s/ William J. Healy
------------------------------
William J. Healy                Executive Vice President and Chief
                                Financial Officer (Principal Financial Officer)


/s/ Achille A. Apicella*
------------------------------
Achille A. Apicella             Director

/s/ Joel S. Becker*
------------------------------
Joel S. Becker                  Director


/s/ O. Joseph Bizzozero, Jr.*
------------------------------
O. Joseph Bizzozero, Jr.        Director


/s/ William T. Bromage*
------------------------------
William T. Bromage              Director


/s/ George T. Carpenter*
------------------------------
George T. Carpenter             Director


/s/ John J. Crawford*
------------------------------
John J. Crawford                Director


/s/ Robert A. Finkenzeller*
------------------------------
Robert A. Finkenzeller          Director


/s/ Edgar C. Gerwig*
------------------------------
Edgar C. Gerwig                 Director


/s/ C. Michael Jacobi*
------------------------------
C. Michael Jacobi               Director


/s/ John F. McCarthy*
------------------------------
John F. McCarthy                Director


/s/ Michael G. Morris*
------------------------------
Michael G. Morris               Director


------------------------------
Marguerite F. Waite             Director

*By Power of Attorney


  /s/ James C. Smith
------------------------------
James C. Smith

                                INDEX TO EXHIBITS

      EXHIBIT
         NO.                                                       DESCRIPTION
         4.1      Second Restated Certificate of Incorporation (filed as Exhibit 3.1 to the Corporation's Annual Report on Form 10-K
                  for the fiscal year ended December 31, 1999 and incorporated herein by reference).

         4.2      Certificate of Amendment to the Second Restated Certificate of Incorporation (filed as Exhibit 3.2 to the
                  Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 and incorporated herein by reference).

         4.3      Bylaws, as amended (filed as Exhibit 3 to the Corporation's Quarterly Report on Form 10-Q filed with the SEC on
                  August 13, 1999 and incorporated herein by reference).

         4.4      Specimen common stock certificate for Webster's common stock (filed as Exhibit 4.1 to the Corporation's
                  Registration Statement on Form S-3 (File No. 333-81563) filed with the SEC on June 25, 1999 and incorporated herein by reference).


         5        Opinion of Hogan & Hartson L.L.P. as to the validity of the shares being registered.*

         23.1     Consent of Hogan & Hartson L.L.P. (included in Exhibit 5).*

         23.2     Consent of KPMG LLP.

         24       Power of Attorney (included on signature page).
----------
*Previously filed on Form S-3, filed with the SEC on May 10, 2001.
